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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 8, 2006

                              CSS Industries, Inc.
             (Exact name of registrant as specified in its charter)

         Delaware                             1-2661              13-920657
(State or other jurisdiction               (Commission          (IRS Employee
      of incorporation)                    File Number)      Identification No.)

1845 Walnut Street, Philadelphia, PA                                19103
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code: (215) 569-9900

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 8, 2006, the Human Resources Committee of the Board of Directors (the "Committee") of CSS Industries, Inc. (the "Company") approved the criteria on which annual incentive compensation may be paid to the Company's executive officers for the fiscal year ending March 31, 2007. Three of the individuals designated by the Company as "executive officers" for purposes of Section 16 of the Exchange Act each serve as the President of a Company subsidiary (each, a "Subsidiary President"). The Committee also determined that the following executive officers of the Company will not be eligible to receive annual incentive compensation for the Company's fiscal year ending March 31, 2007: Jack Farber, who serves as Chairman of the Board of Directors of the Company; David J.M. Erskine, who currently serves as President and Chief Executive Officer of the Company and who will retire as an executive officer, employee and director of the Company effective June 30, 2006, as previously reported in the Company's Form 8-K filed April 7, 2006; and Frank Macero, Jr., who currently serves as President of the Company's Paper Magic Group, Inc. subsidiary and who has indicated his intention to retire during the Company's 2007 fiscal year.

For the fiscal year ending March 31, 2007, incentive compensation will be paid to each executive officer, excluding the Subsidiary Presidents (for whom incentive compensation is described elsewhere in this Form 8-K) and Messrs. Farber and Erskine, if the Company's earnings per share ("EPS") equals or exceeds a minimum level established by the Committee. If the minimum level is achieved or exceeded, the amount of incentive compensation paid to an executive will be based upon the level of EPS achieved by the Company and the executive's individual performance. A base amount, which is determined by the level of EPS actually achieved by the Company, will be utilized to calculate an executive's incentive compensation. An executive's base amount is equal to a percentage of his or her annual base salary, ranging from 50% to 100% if the target level of EPS is achieved, depending upon the executive's position. If the Company achieves EPS in excess of the target level, the base amount for each executive will be higher than the base amount associated with the target level, based upon the amount by which the achieved level of EPS exceeds the target. Conversely, if the achieved level of EPS is less than the target level but not less than the minimum level, each executive's base amount will be lower than the base amount corresponding to the target level, depending on the extent to which the achieved level of EPS is less than the target level. No incentive compensation will be paid if EPS does not equal or exceed the minimum level.

If the minimum level of EPS is achieved or exceeded, each executive officer, excluding the Subsidiary Presidents and Messrs. Farber and Erskine, will automatically receive 50% of his or her base amount, constituting the Company performance component of incentive compensation. The remaining amount of the executive's incentive compensation will be payable based upon each executive's achievement of certain individual performance goals. Generally up to 50% of an executive's base amount may be paid based on individual performance, and a higher amount may be paid if the individual performance goals are exceeded. The Committee will determine the extent to which such individual performance goals have been attained.

For the fiscal year ending March 31, 2007, each Subsidiary President, excluding Mr. Macero, is eligible to receive incentive compensation calculated using a base amount equal to 80% of the Subsidiary President's annual base salary. Incentive compensation is divided into two parts: (a) a part entirely contingent upon the achievement by the Subsidiary President's operating company of at least a minimum level of net operating income ("NOI"), and (b) a part entirely contingent upon the achievement by the Company of at least a minimum level of EPS. If a minimum level for a part is not achieved, no incentive compensation for that part will be paid. If the target levels of NOI and EPS are both achieved, then 72.5% of the base amount will be attributable to NOI, and 27.5% of the base amount will be attributable to EPS. If the actual levels of NOI or EPS are higher or lower than the applicable target levels, then the base amount (and, therefore, the amount that may be paid) for each part will vary depending upon the extent of the actual levels. Further, the actual amount paid, if any, with respect to the part attributable to NOI will be based in part upon the Subsidiary President's achievement of certain individual performance goals.

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On May 12, 2006, Christopher J. Munyan and the Company entered into a letter agreement pertaining to Mr. Munyan's employment with the Company as President and Chief Executive Officer effective July 1, 2006. The letter agreement provides for (i) a base salary of $450,000 per annum, with consideration for an increase in such base salary in connection with an annual performance review;
(ii) participation in the Company's annual bonus program with a target bonus opportunity of 100% of Mr. Munyan's then-current base salary for the fiscal year ending March 31, 2007; and (iii) reimbursement of expenses incurred by Mr. Munyan in relocating his principal residence to the Philadelphia, Pennsylvania area, in accordance with Company policy. The letter agreement also provides for the grant of a stock option to acquire 100,000 shares of the Company's common stock, subject to the provisions of the Company's 2004 Equity Compensation Plan, with the effective date of such grant being May 12, 2006. In addition, the letter agreement provides that the Company will pay a severance benefit to Mr. Munyan if the Company terminates his employment other than for cause at any time prior to July 1, 2009, subject to certain conditions set forth in the letter agreement. If applicable, the severance benefit would be equal to the greater of
(a) one year of Mr. Munyan's then-current annual base salary (less applicable tax withholdings and payroll deductions) or (b) an amount equal to Mr. Munyan's then-current annual base salary (less applicable tax withholdings and payroll deductions) for the period from the effective date of such termination to July 1, 2009, such amount reduced by and to the extent of any earnings and other compensation received by Mr. Munyan or accrued for his benefit for his services (whether as an employee or as an independent contractor) during the period commencing on the day following the one year anniversary of his termination. If applicable, the severance benefits would be payable in installments.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CSS Industries, Inc.
                                        (Registrant)


                                        By: /s/ William G. Kiesling
                                            ------------------------------------
                                            William G. Kiesling
                                            Vice President and General Counsel

Date: May 12, 2006